UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 11, 2015

NF Investment Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 000-54961	No. 61-1696304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 38th Floor New York, New York	10022
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2015, at an in-person meeting of the Board of Directors (the “Board”) of NF Investment Corp. (the “Company”), the Board, including a majority of the directors that are not “interested persons” of the Company under the Investment Company Act of 1940, as amended, voted to approve the continuance of (i) the Investment Advisory Agreement, dated as of July 10, 2013, by and between the Company and Carlyle GMS Investment Management L.L.C., and (ii) the Administration Agreement, dated as of July 10, 2013, by and between the Company and Carlyle GMS Finance Administration L.L.C. As a result of the approval, each agreement will continue in accordance with its terms for one year from July 10, 2015, unless previously terminated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2015, the Board of the Company approved the appointment of Venugopal Rathi as the Company’s Chief Financial Officer and Treasurer effective April 1, 2015. Mr. Rathi will be succeeding Orit Mizrachi who served as the Company’s interim Chief Financial Officer and Treasurer. Ms. Mizrachi will continue to serve as the Company’s Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF Investment Corp.
(Registrant)

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	President

Date: March 17, 2015

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